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                                                                  EXHIBIT 10.11

                             STOCKHOLDERS' AGREEMENT

                                   Dated as of

                               September 29, 1999

                                      Among

                            WEIGHTWATCHERS.COM, INC.,

                      WEIGHT WATCHERS INTERNATIONAL, INC.,

                              ARTAL LUXEMBOURG S.A.

                                       and

                               H.J. HEINZ COMPANY

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I
   DEFINITIONS;
   REPRESENTATIONS AND WARRANTIES..............................................1
   1.1        Definitions......................................................1
   1.2        Representations and Warranties of the Company....................3
   1.3        Representations and Warranties of WWI............................3
   1.4        Representations and Warranties of Heinz..........................4
   1.5        Representations and Warranties of Artal..........................4

ARTICLE II
   COVENANTS...................................................................5
   2.1        Transfers of Common Stock........................................5
   2.2        [Intentionally Omitted]..........................................6
   2.3        Tag Along........................................................6
   2.4        Drag Along.......................................................8
   2.5        Certain Transfers by Artal.......................................9

ARTICLE III
  REGISTRATION RIGHTS..........................................................9
  3.1        Registration Rights...............................................9

ARTICLE IV
  LEGENDS......................................................................9
  4.1        Legend............................................................9

ARTICLE V
  MISCELLANEOUS...............................................................10
  5.1        Termination......................................................10
  5.2        Remedies.........................................................10
  5.3        Consent to Amendments............................................11
  5.4        Successors and Assigns...........................................11
  5.5        Severability.....................................................11
  5.6        Counterparts.....................................................11
  5.7        Notices..........................................................11
  5.8        Governing Law....................................................12
  5.9        Further Assurances...............................................12
  5.10       Jurisdiction; Venue; Process.....................................12
  5.11       Mutual Waiver of Jury Trial......................................12

                                       -i-

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                             STOCKHOLDERS' AGREEMENT

                  STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of September 29, 1999, among WEIGHTWATCHERS.COM, INC., a Delaware Corporation (the "Company"), WEIGHT WATCHERS INTERNATIONAL, INC., a Virginia corporation ("WWI"), ARTAL LUXEMBOURG S.A., a Luxembourg corporation ("Artal"), and H.J. HEINZ COMPANY, a Pennsylvania corporation ("Heinz" and, together with WWI, the "HW Investors").

                              W I T N E S S E T H :

            WHEREAS, pursuant to a Subscription Agreement, dated as of the date hereof (the "Subscription Agreement"), among the Company, WWI, Heinz and Artal, each of WWI, Heinz and Artal has subscribed for shares of common stock of the Company, $0.01 par value per share (the "Common Stock").

            NOW, THEREFORE, in connection with the foregoing subscription and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                  DEFINITIONS;
                         REPRESENTATIONS AND WARRANTIES

            1.1 Definitions. Capitalized terms used herein shall have the meanings set forth below:

            "Affiliate" means any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Articles of Incorporation" means the Articles of Incorporation of the Company as in effect on the date hereof, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

            "By-Laws" means the By-Laws of the Company as in effect on the date hereof, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

            "Closing Date" means September 29, 1999.

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                                                                               2


            "Corporate Group" means, with respect to any Person, (i) such Person together with its direct and indirect wholly owned subsidiaries and any entity, directly or indirectly through wholly owned subsidiaries, wholly owning such Person or (ii) if permitted by each of the agreements governing material debt of such Person, such Person together with its Affiliates.

            "Drag Along Number" shall have the meaning specified in Section 2.4.

            "Family Group" means, with respect to any individual, such individual's spouse and descendants and such individual's parents, grandparents, aunts, uncles, brothers, sisters and their respective spouses and descendants (in each case, whether natural or adopted) and any trust or similar entity established and maintained solely for the benefit of such individual and/or his spouse, descendants and/or such above-listed relatives and all of the aforesaid of the grantor of a trust that is a stockholder of the Company.

            "Investor Joinder" means a joinder agreement, substantially in the form of Exhibit 2.1(a) hereto, by which a Person becomes an Investor Stockholder after the date hereof.

            "Investor Stockholders" means, collectively, WWI, Artal, Heinz and any Person who hereafter becomes an Investor Stockholder pursuant to an Investor Joinder under this Agreement.

            "Permitted Transferee" shall mean those Persons to whom Transfers are permitted pursuant to clauses (i), (ii) and (iv) of Section 2.1(b).

            "Person" means an individual, a partnership, a joint venture, a corporation, an association, a joint stock company, a limited liability company, a trust, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

            "Public Offering" means a public offering of Common Stock pursuant to a registration statement declared effective under the Securities Act.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, among the Company, WWI, Artal and Heinz.

            "Release Date" shall have the meaning specified in Section 2.1.

            "Sale Notice" shall have the meaning specified in Section 2.3.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Holding Company" shall have the meaning specified in
Section 2.3.

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            "Subsidiary" means any corporation of which the securities having a majority of the ordinary voting power in electing the board of directors are, at the time as of which any determination is being made, owned by a Person either directly or through one or more of its Subsidiaries.

            "Transfer" shall be construed broadly and shall include any transfer by way of issuance, sale, assignment, hypothecation, disposition, participation, pledge, gift, bequeath, intestate transfer, distribution, liquidation, merger or consolidation.

            "Transferor Group" shall have the meaning specified in Section 2.4.

            1.2 Representations and Warranties of the Company. The Company represents and warrants to each of the Investor Stockholders as follows:

            (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by WWI, Artal and Heinz, constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms; and

            (b) The execution, delivery and performance by the Company of this Agreement will not, with or without the giving of notice or lapse of time, or both, (i) conflict with the Articles of Incorporation or By-Laws of the Company,
(ii) result in any breach of any terms or provisions of, or constitute a default under, or conflict with any material contract, agreement or instrument to which the Company is a party or by which the Company is bound, except for such breaches, defaults or conflicts which, individually or in the aggregate, would not be likely to have a material adverse effect on the financial condition, results of operations or business of the Company, taken as a whole, or (iii) violate any material provision of law, statute, rule or regulation to which it is subject or any material order, judgment or decree applicable to it.

            1.3 Representations and Warranties of WWI. WWI represents and warrants to the Company and each of the Investor Stockholders as follows:

            (a) WWI is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by WWI of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action of WWI. This Agreement has been duly executed and delivered by WWI and, assuming the due authorization, execution and delivery thereof by the Company, Artal and Heinz, constitutes the valid and legally binding obligation of WWI, enforceable against WWI in accordance with its terms; and

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            (b) The execution, delivery and performance by WWI of this Agreement will not, with or without the giving of notice or lapse of time, or both, (i) conflict with the Articles of Incorporation or By-Laws of WWI (or the corresponding documents of any of its Subsidiaries), (ii) result in any breach of any terms or provisions of, or constitute a default under, or conflict with any material contract, agreement or instrument to which WWI or any of its Subsidiaries is a party or by which WWI or any of its Subsidiaries is bound, except for such breaches, defaults or conflicts which, individually or in the aggregate, would not be likely to have a material adverse effect on the financial condition, results of operations or business of WWI and its Subsidiaries, taken as a whole, or (iii) violate any material provision of law, statute, rule or regulation to which it is subject or any material order, judgment or decree applicable to it.

            1.4 Representations and Warranties of Heinz. Heinz hereby represents and warrants to the Company and each of the other Investor Stockholders as follows:

            (a) Heinz is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Heinz of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action of Heinz. This Agreement has been duly executed and delivered by Heinz and, assuming the due authorization, execution and delivery thereof by Artal, WWI and the Company, constitutes the valid and legally binding obligation of Heinz, enforceable against Heinz in accordance with its terms; and

            (b) The execution, delivery and performance of this Agreement by Heinz will not, with or without the giving of notice or lapse of time, or both,
(i) conflict with the articles of incorporation or by-laws of Heinz or (ii) result in any breach of any terms or provisions of, or constitute a default under, or conflict with any material contract, agreement or instrument to which Heinz is a party or by which Heinz is bound, except for such breaches, defaults or conflicts which, individually or in the aggregate, would not be likely to have a material adverse effect on the financial position, results of operations or business of Heinz, or (iii) violate any material provision of law, statute, rule or regulation to which it is subject or any material order, judgment or decree applicable to it.

            1.5 Representations and Warranties of Artal. Artal hereby represents and warrants to the Company and each other Investor Stockholder as follows:

            (a) Artal is a corporation duly organized, validly existing and in good standing under the laws of Luxembourg and has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Artal of this Agreement and the performance by it of its obligations hereunder have been duly authorized by all necessary corporate action of Artal. This Agreement has been duly executed and delivered by Artal and, assuming the due authorization, execution and delivery thereof by the Company, WWI and Heinz, constitutes the valid and legally binding obligation of Artal, enforceable against Artal in accordance with its terms; and

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            (b) The execution, delivery and performance of this Agreement by
Artal will not, with or without the giving of notice or lapse of time, or both,
(i) conflict with the certificate of incorporation or by-laws or similar constitutive documents of Artal or (ii) result in any breach of any terms or provisions of, or constitute a default under, or conflict with any material contract, agreement or instrument to which Artal is a party or by which Artal is bound, except for such breaches, defaults or conflicts which, individually or in the aggregate, would not be likely to have a material adverse effect on the financial position, results of operations or business of Artal or (iii) violate any material provision of law, statute, rule or regulation to which it is subject or any material order, judgment or decree applicable to Artal.

                                   ARTICLE II
                                    COVENANTS

            2.1 Transfers of Common Stock.

            (a) Except as permitted pursuant to Section 2.1(b) or with the prior written consent of Artal, a HW Investor shall not Transfer any shares of Common Stock until the earlier to occur of (i) the fifth anniversary of the Closing Date and (ii) the date of completion of the initial Public Offering (the "Release Date"). Prior to making any permitted (whether as result of the exceptions set forth in Section 2.1(b) or otherwise) Transfer of shares of Common Stock to any Person at any time prior to the termination of this Agreement (other than a Transfer pursuant to a Public Offering, a Transfer (provided such HW Investor promptly notifies the Company and the other Investor Stockholders of such Transfer and the number of shares of Common Stock Transferred) after the initial Public Offering under Rule 144 under the Securities Act (a "Rule 144 Sale") or a Transfer pursuant to Sections 2.1(b)(iii)), such HW Investor shall obtain an Investor Joinder from such transferee, and such transferee shall, by execution thereof, agree to become and automatically be deemed to be an Investor Stockholder subject to all of the rights and obligations contained in this Agreement applicable to such HW Investor and to have made on the date thereof all representations and warranties made on the date hereof by such HW Investor (modified, if necessary, to reflect the nature of such Person as a corporation, partnership, other entity or natural person). Promptly thereafter, such HW Investor shall cause originally executed copies of such Investor Joinder to be delivered to the Company and the other Investor Stockholders and shall notify such Investor Stockholders of the number of shares of Common Stock Transferred.

            (b) The restriction on Transfer contained in the first sentence of
Section 2.1(a) above shall be inapplicable with respect to:

            (i) any Transfers of Common Stock made by an individual Investor Stockholder to his or her Family Group and, thereafter, among members of such Family Group;

            (ii) any Transfers of Common Stock by an Investor Stockholder to a member of its Corporate Group and, thereafter, among members of such Corporate Group; provided,

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                                                                               6


      however, if such transferee ceases to be a member of such Corporate Group, such transferee shall immediately Transfer such Common Stock to a member of such Investor Stockholder's Corporate Group;

            (iii) any Transfer of Common Stock pursuant to the terms of Sections
      2.3 or 2.4 or the Registration Rights Agreement; and

            (iv) any Transfers of Common Stock made by an individual Investor Stockholder upon his or her death to his or her estate, provided that the beneficiaries of the estate are Persons specified in clause (i) of this
      Section 2.1(b);

provided, that no such Transfer shall be permitted under this Section 2.1(b) if it would constitute a default or event of default under any agreement governing material debt of the Company; provided, further, that in order to facilitate compliance with federal securities laws and the provisions of this Agreement, the aggregate number of Permitted Transferees under Section 2.1(b) shall not exceed 35 Persons at any time without the consent of Artal, which consent shall not be unreasonably withheld or delayed.

            (c) Any Transfer made in violation of this Section 2.1 (including, without limitation, a Transfer made without obtaining a necessary Investor Joinder) shall be null and void. The Company shall not permit such Transfer to be recorded on the Company's books and records and shall not otherwise cooperate in consummating such Transfer.

            (d) No Person shall be permitted to become a party to this Agreement except by executing an Investor Joinder pursuant to the terms set forth in this
Section 2.1 or pursuant to the terms set forth in Section 2.5.

            2.2 [Intentionally Omitted]

            2.3 Tag Along. (a) At least 30 days prior to making any Transfer of any shares of Common Stock held by Artal (other than pursuant to a Public Offering or a Rule 144 Sale), Artal shall deliver a written notice (the "Sale Notice") to the HW Investors, specifying in reasonable detail the number of shares of Common Stock proposed to be transferred, the identity of the prospective transferee(s), the terms and conditions of the Transfer (including without limitation, the price to be paid, terms of payment, form of consideration and other material terms, including Artal's reasonable estimate of the fair market value of any non-cash consideration offered) and all information reasonably required to make the calculations set forth in this Section 2.3(a); provided, however, that the provisions of this Section shall not apply to (i) any Transfer of any shares of Common Stock to any of the employees of the Company (or to the Company for related issuance to such employees) in connection with management equity participation or similar contracts, plans or programs (provided, that such contracts, plans or programs are created in good faith and not for purposes of avoiding the transfer restrictions contained in this Section), (ii) any Transfer of shares of Common Stock made by an individual to his or her Family Group and, thereafter, among members of such Family Group,
(iii) any Transfers by Artal to

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                                                                               7


a member of its own Corporate Group and thereafter among members of such Corporate Group, (iv) any Transfers of shares of Common Stock pursuant to a pledge or similar agreement to secure debt of such Person (incurred in good faith and not for purposes of avoiding the rights granted to the HW Investors in this Section 2.3) owing to a bank or other bona fide financial institution, including, without limitation, any such Transfer upon the exercise by such bank or other bona fide financial institution of its rights under such pledge or similar agreement to acquire beneficial or other ownership of the shares of Common Stock pledged thereunder; (v) any Transfer of shares of Common Stock made by an individual upon his or her death to his or her estate; provided, that the beneficiaries of the estate are Persons specified in clause (ii) above or (vi) any Transfer of Common Stock by Artal in a transaction which does not constitute a Public Offering within 12 months of the Closing Date to the extent such Transfer under this clause (vi), together with all other Transfers made pursuant to this clause (vi) during such period, do not exceed 35% of the number of shares of Common Stock that Artal owned on the Closing Date. Each HW Investor may elect to participate in the proposed Transfer by delivering written notice to Artal within 15 days after delivery of the Sale Notice. If any HW Investor elects to participate in such Transfer pursuant to the terms hereof, such HW Investor shall be entitled to sell in the proposed Transfer, at the same price and on the same terms and conditions as Artal, up to a number of shares of Common Stock being Transferred by Artal equal to the product of (i) the number of such shares of Common Stock then beneficially owned by such HW Investor multiplied by, (ii) a percentage calculated by dividing the aggregate number of shares of Common Stock which Artal proposes to sell in the aggregate in such Transfer by the total number of shares of Common Stock then owned by Artal in the aggregate; provided that the number of shares of Common Stock which such HW Investor is permitted to sell pursuant to this Section 2.3(a) shall not include any shares of Common Stock acquired by such HW Investor in connection with or after the consummation of a Public Offering. If any HW Investor elects to participate in such Transfer, such HW Investor shall be obligated to pay its pro rata portion of the transaction costs associated therewith. If the aggregate number of shares of Common Stock that the HW Investors elect and are permitted under the foregoing provisions to sell in the proposed Transfer is, together with the aggregate number of shares of Common Stock that Artal proposes to so sell and the aggregate number of shares of Common Stock that any other Person elects and is permitted to sell pursuant to any similar agreement, more than the total number of shares of Common Stock that the transferee wishes to purchase, then each of Heinz, WWI and Artal shall be entitled to sell to the transferee that number of shares of Common Stock equal to the number of shares of Common Stock to be so purchased by the transferee from all such selling parties (including any such other Person) multiplied by a fraction, the numerator of which is the number of such shares of Common Stock such selling party elects and is permitted under the foregoing provisions to sell and the denominator of which is the aggregate number of shares of Common Stock all such selling parties elect to sell and are permitted to sell under the foregoing provisions and pursuant to any similar agreement. If and to the extent that the transferee purchases any shares of Common Stock from Artal but does not purchase, upon the same terms and conditions and for the same price, the shares of Common Stock the HW Investors elect and are permitted under the foregoing provisions to sell to the transferee, Artal shall, simultaneously with the sale of its shares of Common Stock, purchase from the HW Investors, at the same price and on the same terms and conditions as are applicable to the shares of Common Stock purchased from Artal, such shares of Common Stock of the HW Investors. If a HW Investor has not delivered written notice to Artal that such HW Investor elects to participate in a proposed Transfer

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within the 15-day period provided above for the delivering of such notice, then
Artal shall have the right, for a period of 45 days after the expiration of such 15-day period, to consummate such proposed Transfer to the proposed transferee named in the related Sales Notice and at the same price and on the same terms and conditions stated in such Sales Notice. If, at the end of such 45-day period, Artal has not consummated such proposed Transfer, the terms of this
Section 2.3 shall again be in effect with respect to such proposed Transfer.

            (b) For purposes of Section 2.3(a), if Artal has Transferred all or part of its shares of Common Stock to one or more of its Subsidiaries or other similar entities controlled by it (a "Securities Holding Company"), a sale or other disposition by Artal (by merger or otherwise) of an equity or beneficial interest in a Securities Holding Company (other than a sale or disposition of the nature set forth in the proviso to the first sentence of Section 2.3(a)) shall be treated as follows: (i) if such sale or other disposition is of 50% or more of the equity or beneficial interest in such Securities Holding Company, then such sale or other disposition shall be deemed to be a Transfer of all such shares of Common Stock directly or indirectly owned or controlled by such Securities Holding Company, and (ii) if such sale or other disposition is of less than 50% of the equity or beneficial interest in such Securities Holding Company, then such sale or other disposition shall be deemed to be Transfer of a percentage of the number of shares of Common Stock directly or indirectly owned or controlled by such Securities Holding Company equal to the percentage of the equity or beneficial interest in such Securities Holding Company sold or disposed of in such transaction. In either such event, if the Securities Holding Company owns assets other than the shares of Common Stock, the consideration paid to the transferring party for the Transfer and allocable to the shares of Common Stock, in the absence of agreement of the parties to this Agreement, shall be determined by an investment banking firm of national reputation selected by mutual agreement of the parties hereto, provided, that such investment banking firm shall not have a material direct or indirect financial interest in or other relationship with any of the parties hereto or their Affiliates.

            (c) The exercise or nonexercise of the rights of each HW Investor in this Section 2.3 to participate in one or more Transfers by Artal shall not adversely affect such HW Investor's rights to participate in subsequent Transfers by Artal.

            2.4 Drag Along.

            (a) In the case that Artal proposes to make a Transfer of shares of Common Stock (or of a Securities Holding Company) owned by it or its Affiliates (the "Transferor Group") that would trigger the HW Investors' tag along rights pursuant to Section 2.3 (assuming solely for the purpose of this Section 2.4(a) that the exception contained in Section 2.3(a)(vi) shall not apply with respect to the provisions of Section 2.3(a)), Artal may elect, by so specifying in the Sale Notice, to require the HW Investors to, and the HW Investors will, participate in such transaction on the same terms and conditions as the Transferor Group with respect to a number of shares of Common Stock determined as set forth below. Each HW Investor shall be required to sell in the proposed Transfer, at the same price and on the same terms and conditions as the Transferor Group, a number of shares of Common Stock equal to the lesser of (i) the product of (A) the number of shares of Common Stock then

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                                                                               9


beneficially owned by such HW Investor multiplied by, (B) a percentage calculated by dividing the aggregate number of shares of Common Stock which the Transferor Group proposes to sell in the aggregate in such Transfer by the total number of shares of Common Stock then owned by the Transferor Group and (ii) the number of such shares of Common Stock specified by Artal in the relevant Sale Notice (such number being hereinafter referred to as the "Drag Along Number").

            (b) In connection with any proposed transaction described in Section 2.4(a) above, each HW Investor agrees (i) to consent to and raise no objections (other than with respect to its rights under this Section 2.4) to, and to take all other actions (including, without limitation, voting, or entering into written consents with respect to, all of its shares of Common Stock in favor of such transaction) necessary or desirable to cause, the consummation of such transaction and (ii) to sell, Transfer and deliver its shares of Common Stock as required by the terms of such transaction.

            (c) If the Drag Along Number is less than the number of shares of Common Stock a HW Investor may sell in the proposed Transfer pursuant to its rights under Section 2.3, then, notwithstanding the exercise by Artal of their rights under this Section 2.4, such HW Investor may elect to sell such additional shares of Common Stock pursuant to its rights under Section 2.3.

            2.5 Certain Transfers by Artal.

            Artal agrees that it will not effect any Transfer of Common Stock held by it as described in clause (ii), (iii), (iv) or (v) of the proviso in the first sentence of Section 2.3(a), unless such transferee has delivered to the Company, WWI and Heinz an Investor Joinder whereby such transferee shall, by execution thereof, agree to become and shall automatically be deemed to be an Investor Stockholder subject to all of the rights (to the extent of the terms of the assignment of such rights) and all of the obligations contained in this Agreement applicable to Artal and to have made on the date thereof all representations and warranties made on the date hereof by Artal (modified, if necessary, to reflect the nature of such Person as a corporation, partnership, other entity or natural person) .

                                   ARTICLE III
                               REGISTRATION RIGHTS

            3.1 Registration Rights. Concurrently herewith, the parties shall enter into the Registration Rights Agreement.

                                   ARTICLE IV
                                     LEGENDS

            4.1 Legend. (a) Each certificate or instrument evidencing shares of Common Stock that is held by a HW Investor or a transferee thereof which is required to execute an Investor Joinder pursuant to Section 2.1(a) of this Agreement on or after the date hereof shall bear the following legend on the face thereof:

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                                                                              10


      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS' AGREEMENT.

            (b) Each certificate or instrument evidencing shares of Common Stock, which is issued to a transferee of a HW Investor which is not required to execute an Investor Joinder pursuant to Section 2.1(a) of this Agreement (other than transferees in a Public Offering) on or after the date hereof shall bear the following legend on the face thereof:

      NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

            (c) Upon the sale of any shares of Common Stock pursuant to an effective registration statement under the Securities Act or upon the termination or expiration of this Agreement, the certificates or instruments representing such shares of Common Stock shall be replaced, at the expense of the Company, with certificates or instruments not bearing the legends required by this Section 4.1.

            (d) Until such time as the certificates or instruments evidencing shares of Common Stock that are held by each HW Investor, or a transferee thereof which is required to execute an Investor Joinder pursuant to Section 2.1(a) hereof, are no longer required to bear either of the legends contained in Sections 4.1(a) and 4.1(b), each HW Investor and each such transferee agrees that it will not Transfer any shares of Common Stock except (i) pursuant to a registration statement under the Securities Act or (ii) pursuant to an exemption from registration thereunder.

                                    ARTICLE V
                                  MISCELLANEOUS

            5.1 Termination. As to any particular Investor Stockholder, this Agreement shall no longer be binding or of further force or effect as to such Investor Stockholder, except as noted below, as of the date such Investor Stockholder has Transferred all such Investor Stockholder's interest in the Common Stock; provided, however, that no such termination shall be effective if such Investor Stockholder is in breach of this Agreement.

            5.2 Remedies.

            (a) Each Investor Stockholder shall have all rights and remedies reserved for such Investor Stockholder pursuant to this Agreement, the Company's Articles of Incorporation and By-Laws and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law or equity.

            (b) It is acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

            5.3 Consent to Amendments. Except as expressly set forth herein, the provisions of this Agreement may only be amended or waived with the prior written consent of each of the parties hereto.

            5.4 Successors and Assigns. Except as otherwise expressly provided herein, all provisions contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted transferees of the parties hereto whether so expressed or not. This Agreement is not intended to create any third party beneficiaries.

            5.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law. The parties agree that (i) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (ii) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (iii) the remaining provisions shall remain enforceable to the extent permitted by law. To the extent there exists any inconsistency between the provisions of this Agreement and the By-Laws of the Company, the provisions of this Agreement shall govern in all instances.

            5.6 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

            5.7 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing or sent by facsimile and shall be deemed to have been given (i) when personally delivered or sent by facsimile (with proof of receipt at the number to which notices are required to be sent), (ii) one business day after being sent by overnight courier (receipt confirmation requested) or (iii) five business days after being mailed by certified or registered mail (return receipt requested and postage prepaid) to the recipient. Such notices, demands and other communications will be sent to the Company and each Investor Stockholder at the address or addresses indicated on the signature pages hereto or on the Investor Joinder (as the case may be), or to such other address or to the attention of such other person as the recipient party has specified by prior written notice under this Section 5.7 to the sending party.

            5.8 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

            5.9 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

            5.10 Jurisdiction; Venue; Process. (a) The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Agreement shall properly lie and shall be brought in any federal or state court located in the State of New York. By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for itself or himself and in respect of its or his property with respect to such action. The parties hereto irrevocably agree that venue would be proper in such court, and hereby irrevocably waive any objection that such court is an improper or inconvenient forum for the resolution of such action.

            (b) Artal hereby irrevocably and unconditionally designates and directs Mr. David Van Zandt, with offices on the date hereof at Northwestern University School of Law, 357 East Chicago Avenue, Chicago, Illinois 60611, as its agent to receive service of any and all process and documents on its behalf in any legal action or proceeding related to this Agreement and agrees that service upon such agent shall constitute valid and effective service upon Artal and that failure of such agent to give any notice of such service to Artal shall not affect or impair in any way the validity of such service or of any judgment rendered in any action or proceeding based thereon.

            5.11 MUTUAL WAIVER OF JURY TRIAL. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO

ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

                                     * * * *

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      WEIGHTWATCHERS.COM, INC.

                                      By:_______________________________________
                                         Name:
                                         Title:

Address for Notices:                     With copies to:

WeightWatchers.com, Inc.                 Simpson Thacher & Bartlett
175 Crossways Park West                  425 Lexington Avenue
Woodbury, NY 11797                       New York, New York 10017
Facsimile No.: 516-390-1795              Facsimile No.: 212-455-2502
Attn: Chief Executive Officer            Attn: Robert E. Spatt, Esq.

                                      WEIGHT WATCHERS INTERNATIONAL, INC.

                                      By:_______________________________________
                                         Name:
                                         Title:

Address for Notices:                     With copies to:

Weight Watchers International, Inc.      Simpson Thacher & Bartlett
175 Crossways Park West                  425 Lexington Avenue
Woodbury, NY 11797                       New York, New York 10017
Facsimile No.: 516-390-1795              Facsimile No.: 212-455-2502
Attn: Chief Executive Officer            Attn: Robert E. Spatt, Esq.

                                      H.J. HEINZ COMPANY

                                      By:_______________________________________
                                         Name:
                                         Title:

Address for Notices:                     With copies to:

H.J. Heinz Company                       H.J. Heinz Company
600 Grant Street                         600 Grant Street
Pittsburgh, Pennsylvania 15219           Pittsburgh, Pennsylvania 15219
Facsimile No.: 412-456-6015              Facsimile No.: 412-456-6102
Attn: Treasurer                          Attn: Senior Vice President and General
                                               Counsel

                                      ARTAL LUXEMBOURG S.A.

                                      By:_______________________________________
                                         Name:
                                         Title:

Address for Notices:                     With copies to:

Artal Luxembourg S.A.                    David Van Zandt
105, Grand-Rue                           Northwestern University School
L-1661 Luxembourg                         of Law
Luxembourg                               357 East Chicago Avenue
Facsimile No.: 352-22-42-59-22           Chicago, Illinois 60611           Attn:
Managing Director                        Facsimile No.: 1-773-388-0291

                                         and

                                         Simpson Thacher & Bartlett
                                         425 Lexington Avenue
                                         New York, New York 10017
                                         Facsimile No.: 1-212-455-2502
                                         Attn: Robert E. Spatt, Esq.

                                                                  EXHIBIT 2.1(a)

                                INVESTOR JOINDER

            By execution of this Investor Joinder, the undersigned agrees to become a party to that certain Stockholders' Agreement, dated as of September 29, 1999 (the "Agreement"), among WeightWatchers.com, Inc., and certain stockholders of the Company, which stockholders included on such date Weight Watchers International, Inc., Artal Luxembourg S.A. and H.J. Heinz Company. By execution of this Investor Joinder, the undersigned shall have all rights, and shall observe all the obligations, applicable to [fill in name of transferee] (except as otherwise set forth in the Agreement), and to have made on the date hereof all representations and warranties made by such Investor Stockholder, modified, if necessary, to reflect the nature of the undersigned as a corporation, partnership, other entity or natural person.

Name:_________________________

Address for Notices:                     With copies to:

------------------------------           ------------------------------
------------------------------           ------------------------------
------------------------------           ------------------------------
------------------------------           ------------------------------
------------------------------           ------------------------------

If an individual, are you presently married or separated?

              yes _____                                   no _____

(If yes, you must also have your spouse execute a spousal consent in the form attached hereto.)

                              Signature:___________________

                                     Date:___________________

                         CONSENT AND AGREEMENT OF SPOUSE

            I, _________________________________, am the spouse of
____________________, one of the stockholders of WeightWatchers.com, Inc. a Delaware corporation (the "Company"). I acknowledge that my spouse is a party to that certain Stockholders' Agreement, dated as of September 29, 1999, among the Company and certain stockholders of the Company, which stockholders included on such date Weight Watchers International, Inc., Artal Luxembourg S.A. and H.J. Heinz Company (the "Agreement"), and that I have read the Agreement. I consent to, agree to, approve and ratify each and every one of the terms and provisions of the Agreement, and I further agree to provide all notices and information required of me in the time and manner set forth in the Agreement.

            Executed this ____ day of __________, ____.


                                        --------------------------------
                                        (Signature of Consenting Spouse)